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                                                              Exhibit (j) 1.


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Investments, Inc. and the use of our report dated September 19, 2003 on the financial statements and financial highlights of SM&R Alger Technology Fund, SM&R Alger Aggressive Growth Fund, SM&R Alger Small-Cap Fund, SM&R Alger Growth Fund, SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Government Bond Fund, SM&R Tax Free Fund, SM&R Primary Fund, and SM&R Money Market Fund, each a series of shares of SM&R Investments Inc. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

     We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 19, 2003